                                                               Exhibit 23(a) 2.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-69793 on Form S-1 of our reports on the consolidated financial statements and consolidated financial statement schedules of The Travelers Life and Annuity Company and subsidiaries and The Travelers Insurance Company and subsidiaries, respectively (the "Companies") dated March 29, 2006, (which reports express unqualified opinions and include explanatory paragraphs referring to the acquisition of the Companies by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting to the assets and liabilities of the Companies as required by the U.S. Securities and Exchange Commission Staff Accounting Bulletin 5.J., PUSH DOWN BASIS OF ACCOUNTING REQUIRED IN CERTAIN LIMITED CIRCUMSTANCES and such assets and liabilities were measured at their fair values as of the acquisition date in conformity with Statement of Financial Accounting Standards No.141, BUSINESS COMBINATIONS) appearing in the Annual Reports on Forms 10-K of the Companies for the year ended December 31, 2005.

We also consent to the incorporation by reference of our reports dated March 22, 2006, relating to The Travelers Separate Account Five for Variable Annuities and The Travelers Separate Account Six for Variable Annuities, and our reports dated March 29, 2006, relating to The Travelers Life and Annuity Company and subsidiaries and The Travelers Insurance Company and subsidiaries, respectively (the "Companies") (which reports express unqualified opinions and include explanatory paragraphs referring to the acquisition of the Companies by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting to the assets and liabilities of the Companies as required by the U.S. Securities and Exchange Commission Staff Accounting Bulletin 5.J., PUSH DOWN BASIS OF ACCOUNTING REQUIRED IN CERTAIN LIMITED CIRCUMSTANCES and such assets and liabilities were measured at their fair values as of the acquisition date in conformity with Statement of Financial Accounting Standards No.141, BUSINESS COMBINATIONS) and consolidated financial statement schedules appearing in the Statement of Additional Information on Form N-4.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 20, 2006